SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 1, 2016

COHERENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 764-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Current Report on Form 8-K filed by Coherent, Inc. (the “Company”) on February 4, 2016 (the “Form 8-K”), Kevin Palatnik agreed to become the new Executive Vice President and Chief Financial Officer (“CFO”) of the Company effective February 22, 2016. As part of his compensation, the Compensation and H.R. Committee of the Company’s Board of Directors on February 25, 2016 granted him 15,750 shares of time-based restricted stock units and 7,870 shares of performance-based restricted stock units which vest annually over three years and have a single vesting measurement date of November 13, 2018 (same as other executive officers) dependent upon the Company’s common stock performance against the Russel 2000 Index, respectively.

On February 22, 2016, the Company entered into a transition services agreement (the “Transition Services Agreement”) with Helene Simonet, as described in the Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: February 26, 2016
By: /s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transition Service Agreement, dated February 22, 2016, between the Company and Helene Simonet